FOR IMMEDIATE RELEASE

American Realty Capital Properties and Cole Real Estate

Investments Announce Preliminary Results of Merger Consideration

Election

New York, New York and Phoenix, Arizona, January 23, 2014 – American Realty Capital Properties, Inc. (“ARCP”) (NASDAQ: ARCP) and Cole Real Estate Investments, Inc. (“Cole”) (NYSE: COLE) today announced the preliminary results of the elections made by Cole stockholders regarding the form of merger consideration to be received in connection with ARCP’s proposed acquisition of Cole.

As previously announced, on October 22, 2013, ARCP and Cole entered into a definitive merger agreement under which Cole will merge with and into a wholly owned subsidiary of ARCP in a transaction that would create the world’s largest net-lease REIT with a combined enterprise value of $21.5 billion. Pursuant to the terms of the definitive merger agreement, Cole stockholders could elect to receive 1.0929 shares of ARCP common stock (reflecting a fixed exchange ratio) (the “stock election”) or $13.82 in cash for each share of Cole common stock they hold, subject to proration as set forth in the definitive merger agreement (pursuant to the requirement that cash consideration not be paid with respect to more than 20% of the shares of Cole common stock issued and outstanding immediately prior to closing) (the “cash election”). A holder of Cole restricted share units (“RSUs”) or performance share units (“PSUs”) could make either a stock election or a cash election for all (but not less than all) of the shares of Cole common stock held by such holder (including shares of Cole common stock that will be deemed issued in respect of such RSUs and/or PSUs pursuant to the definitive merger agreement).

The election deadline was 5:00 p.m., New York time, on January 22, 2014 (the “Election Deadline”). As of January 22, 2014, there were approximately 476,626,612 shares of Cole common stock outstanding and RSUs and PSUs. Based on available information as of the Election Deadline, the preliminary election results with respect to stock elections and cash elections were as follows:

•	holders of approximately 10.7 million Cole shares (including holders of RSUs and PSUs), or approximately 2% of the Cole shares outstanding and RSUs/PSUs, elected to receive cash;

•	holders of approximately 255.9 million Cole shares (including holders of RSUs and PSUs), or approximately 54% of the Cole shares outstanding and RSUs/PSUs, elected to receive shares of ARCP common stock; and

•	holders of approximately 210.0 million Cole shares (including holders of RSUs and PSUs), or approximately 44% of the Cole shares outstanding and RSUs/PSUs, did not make a valid election or did not deliver a valid election form prior to the election deadline.

Since Cole stockholders who did not make a valid election or did not deliver a valid election form prior to the election deadline are, pursuant to the definitive merger agreement, deemed to have made a stock election, in total holders of approximately 465.9 million Cole shares (including holders of RSUs and PSUs), or approximately 98% of the Cole shares outstanding and RSUs/PSUs, have made a stock election or are deemed to have made a stock election. Cole stockholders who made valid cash elections may be prorated and receive a combination of cash and shares of ARCP common stock for their shares of Cole common stock, as set forth in the definitive merger agreement. No fractional shares of ARCP common stock will be issued, and Cole stockholders will receive cash in lieu of fractional shares at the closing price of shares of ARCP common stock on the closing date of the merger. As indicated in the election form sent to Cole stockholders, Cole stockholders who made (and did not revoke) valid elections may not sell or otherwise transfer the Cole shares subject to such election before the proposed merger is completed (unless the merger agreement is terminated).

Also, as previously announced, a Special Meeting of ARCP stockholders to consider and vote on the proposals pursuant to the definitive merger agreement has been scheduled for 9:00 a.m., local time, on January 23, 2014 at The Core Club, located at 66 East 55th Street, New York, New York, and a Special Meeting of Cole stockholders to consider and vote on the proposals pursuant to the definitive merger agreement has been scheduled for 9:00 a.m., local time, on January 23, 2014 at The Arizona Biltmore, 2400 East Missouri Avenue, Phoenix, Arizona. If the necessary ARCP and Cole stockholder approvals are obtained, and the other conditions to closing set forth in the definitive merger agreement are satisfied, the final allocation of the merger consideration will be computed using the formula set forth in the definitive merger agreement and will be publicly announced.

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About ARCP
ARCP is a self-managed publicly traded Maryland corporation listed on The NASDAQ Global Select Market, focused on acquiring and owning single tenant freestanding commercial properties subject to net leases with high credit quality tenants. Additional information about ARCP can be found on its website at www.arcpreit.com. ARCP may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

About Cole

Cole is a market-leading net-lease REIT focused on the acquisition, active management, leasing and financing of its high-quality retail, office and industrial portfolio. Visit www.ColeREIT.com to learn more about Cole’s comprehensive capabilities, best-in-class management platform, disciplined investment strategy and high-quality real estate portfolio.

Additional Information about the Merger Between ARCP and Cole and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, ARCP and Cole filed a definitive joint proxy statement/prospectus with the U.S. Securities and Exchange Commission (“SEC”) on December 23, 2013 and commenced mailing the definitive joint proxy statement/prospectus and a form of proxy to the stockholders of ARCP and Cole. These materials are not a substitute for the definitive joint proxy statement/prospectus or the Registration Statement on Form S-4 (File No. 333-192106) that ARCP filed with the SEC in connection with the proposed merger with Cole. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) REGARDING THE PROPOSED MERGER, AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THE JOINT PROXY STATEMENT/ PROSPECTUS AND SUCH OTHER DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ARCP, COLE AND THE PROPOSED MERGER. The definitive joint proxy statement/prospectus contains additional detail concerning the benefits of the proposed merger, the risks associated therewith and conflicts of interest.

Investors and stockholders of ARCP and Cole may obtain free copies of the definitive joint proxy statement/prospectus and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Copies of the documents filed by ARCP with the SEC are also available on ARCP’s website at http://www.arcpreit.com, and copies of the documents filed by Cole with the SEC are available on Cole’s website at www.colereit.com.

Participants in Solicitation Relating to the Merger Between ARCP and Cole
ARCP, Cole, AR Capital, LLC and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from ARCP’s and Cole’s stockholders in respect of the proposed merger. Information regarding ARCP’s directors and executive officers can be found in ARCP’s definitive proxy statement filed with the SEC on April 30, 2013. Information regarding Cole’s directors and executive officers can be found in Cole’s definitive proxy statement filed with the SEC on April 11, 2013. Additional information regarding the interests of such potential participants is included in the joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed merger. These documents are available free of charge on the SEC’s website and from ARCP or Cole, as applicable, using the sources indicated above.

Forward-Looking Statements
Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect ARCP’s and Cole’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the transactions contemplated by the merger agreement will be consummated, the combined company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company, including regarding future dividends and market valuations, and estimates of growth, including funds from operations and adjusted funds from operations and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the failure to obtain certain regulatory approvals in connection with the closing of the merger, or the inability to obtain the approval by ARCP’s stockholders of the issuance of ARCP common stock in connection with the merger and the approval by Cole’s stockholders of the merger; (3) risks related to disruption of management’s attention from the ongoing business operations due to the proposed merger; (4) the effect of the announcement of the proposed merger on ARCP’s or Cole’s relationships with their respective customers, tenants, lenders, operating results and businesses generally; (5) the outcome of any legal proceedings relating to the merger or merger agreement; (6) risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all; (7) ARCP’s inability to timely achieve the benefits associated with becoming a self-managed real estate company; (8) market volatility; (9) unexpected costs or unexpected liabilities that may arise from the transaction; (10) the inability to retain key personnel; (11) continuation or deterioration of current market conditions; (12) whether or not ARCP common stock will be included in REIT and public exchange indices; (13) uncertainty regarding the level of demand for ARCP common stock that inclusion in such indices would generate; (14) future regulatory or legislative actions that could adversely affect ARCP; and (15) the business plans of the tenants of ARCP. Additional factors that may affect future results are contained in ARCP’s and Cole’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. ARCP and Cole disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Contacts

For ARCP:
Anthony J. DeFazio	Brian S. Block, EVP and CFO
DDCworks	American Realty Capital Properties, Inc.
tdefazio@ddcworks.com Ph: (484-342-3600)	bblock@arlcap.com Ph: (212-415-6500)

For Cole:
Tom Nolan/Eric Waters	Aaron Halfacre, CFA
Great Ink Communications	Cole Real Estate Investments, Inc.
Ph: (212-741-2977)	aaron.halfacre@colereit.com Ph: (602-778-6456)